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                                                                    EXHIBIT 23.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the registration statements of Venture Seismic Ltd. (the "Company") on Form S-8 (File No. 333-38487) and the post-effective amendment No. 2 on Form S-3 to the Company's Registration Statement on Form SB-2 (File No. 33-97132) and related prospectus of the Company, of our report dated February 19, 1997 with respect to the audits of the financial statements of Continental Holdings Ltd. as of December 31, 1996 and 1995 and for the years then ended, which report is included in the Annual Report on Form 10-KSB of the Company for the fiscal year ended September 30, 1997.

Calgary, Alberta                                   /s/ MEYERS NORRIS PENNY & CO.
December 23, 1997                                          Chartered Accountants